UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ASSOCIATED ESTATES REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	34-1747603
(State of incorporation or organization)	(IRS Employer Identification No.)

5025 Swetland Court, Richmond Hts., Ohio	44143-1467
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-22419 (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Depositary Shares, each representing 1/10 of a 8.70% Class B Series II Cumulative Redeemable Preferred Share, without par value	The New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered

     For a description of the Depositary Shares (the “Depositary Shares”), each representing 1/10 of a 8.70% Class B Series II Cumulative Redeemable Preferred Share, without par value, of Associated Estates Realty Corporation (the “Company”), see the information under the caption “Description of Class B Series II Preferred Shares and Depositary Shares” in the Registration Statement on Form S-3 (Registration No. 333-22419) of the Company, which description is hereby incorporated herein by reference. The Depositary Shares will be listed on the New York Stock Exchange for regular way trading.

Item 2.    Exhibits

Exhibit No.	Description

3.1	Form of Amendment to the Second Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to Form 8-K filed December 8, 2004)

3.2	Second Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.2 to Form 8-K filed December 8, 2004)

3.3	Code of Regulations of the Company (incorporated by reference to Exhibit 3.2 to Form S-11 filed June 30, 1994 (File No. 33-80950 as amended))

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 3.1 to Form S-11 filed September 2, 1993 (File No. 33-68276 as amended)).

4.2	Form of Class A Cumulative Redeemable Preferred Share Certificate (incorporated by reference to Exhibit 4.1 to Form 8-K filed July 12, 1995)

4.3	Form of Class B Series II Cumulative Redeemable Preferred Share Certificate (filed herewith)

4.4	Form of Deposit Agreement and Depositary Receipt (incorporated by reference to Exhibit 4.2 to Form 8-K filed July 12, 1995)

4.5	Form of Deposit Agreement and Depositary Receipt (filed herewith)

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION
December 8, 2004	By:	/s/ Lou Fatica
Lou Fatica
Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Second Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to Form 8-K filed December 8, 2004)

3.2	Second Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.2 to Form 8-K filed December 8, 2004)

3.3	Code of Regulations of the Company (incorporated by reference to Exhibit 3.2 to Form S-11 filed June 30, 1994 (File No. 33-80950 as amended))

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 3.1 to Form S-11 filed September 2, 1993 (File No. 33-68276 as amended))

4.2	Form of Class A Cumulative Redeemable Preferred Share Certificate (incorporated by reference to Exhibit 4.1 to Form 8-K filed July 12, 1995)

4.3	Form of Class B Series II Cumulative Redeemable Preferred Share Certificate (filed herewith)

4.4	Form of Deposit Agreement and Depositary Receipt (incorporated by reference to Exhibit 4.2 to Form 8-K filed July 12, 1995)

4.5	Form of Deposit Agreement and Depositary Receipt (filed herewith)

4